Date:	November 20, 2007

For Release:	Immediate

Contact:	Investor Contact:
Gary J. Morgan, Senior Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces Financial Results
for the Third Quarter Ended 10/31/2007

• Record High Quarterly and Year-To-Date Net Sales and Net Income
• Quarterly Net Sales Increase 11% Over Last Year
• Quarterly Net Income Increases 28% Over Last Year

Harleysville, PA, November 20– Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the third quarter ended October 31, 2007.

Sales for the third quarter ended October 31, 2007 were the highest of any quarter in the Company’s history, totaling $28.1 million compared with $25.3 million for the same quarter last year, an increase of 11%. Sales for the nine months ended October 31, 2007 were the highest of any first three quarters in the Company’s history, totaling $77.6 million compared with $68.9 million for the same period last year, an increase of 13%.

Net income for the third quarter ended October 31, 2007 was the highest of any quarter in the Company’s history, excluding the first quarter of this fiscal year, which included a net gain of approximately $2.2 million on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York. Net income in the third quarter totaled $2.8 million compared with $2.2 million for the same quarter last year, an increase of 28%. For the nine months ended October 31, 2007, net income was the highest of any first three quarters in the Company’s history, totaling $9.2 million compared with $5.2 million during the same period last year. Excluding the first quarter net gain on the sale of the Sethco property, Met-Pro’s adjusted net income was the highest of any first three quarters in the Company’s history, totaling $7.0 million compared with $5.2 million for the same period last year, an increase of 34%.

Basic earnings per share for the third quarter ended October 31, 2007 were $0.19 per share compared with $0.15 per share for the third quarter of last year, an increase of 27%. Diluted earnings per share for the third quarter were $0.18 per share compared with $0.14 per share for the third quarter of last year, an increase of 29%.

For the nine months ended October 31, 2007, basic and diluted earnings per share were $0.61 per share and $0.60 per share, respectively, compared with $0.35 per share and $0.34 per share, respectively, earned during last year’s first three quarters. Excluding the first quarter net gain on the sale of the Sethco property, Met-Pro’s adjusted basic and diluted earnings per share for the nine months ended October 31, 2007 were $0.47 per share and $0.46 per share, respectively, compared with $0.35 per share and $0.34 per share, respectively, for the same period last year, an increase of 34% and 35%.

The Company’s backlog of orders as of October 31, 2007 totaled $20.6 million compared with $24.7 million for the period ended October 31, 2006. Substantially the entire backlog that existed as of October 31, 2007 is expected to be shipped during the next six months.

A four-for-three stock split was paid by the Company on November 14, 2007. All references in this release and in the financial statements to per share amounts and shares outstanding give effect to the stock split, except for the shares outstanding and shares held in treasury as of January 31, 2007 in the Shareholders’ Equity section of the Consolidated Balance Sheet. In addition, as recently announced, Met-Pro Corporation will pay a quarterly cash dividend on December 10, 2007 to shareholders of record at the close of business on November 26, 2007 that represents a 9% increase over the prior quarter’s dividend. This is the thirty-third consecutive year the Company has paid a cash or stock dividend.

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Met-Pro Corporation/Page 2

“We are very pleased with the record high results for the third quarter and the year-to-date,” stated De Hont. “Our current backlog serves as a solid sales base for the fourth quarter. In combination with our steady quotation activity and strong October bookings, which were the highest monthly bookings year-to-date, it gives us continued optimism about our future prospects as well.”

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and the Chief Financial Officer, will hold a conference call for investors today, November 20, 2007, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm prior to the beginning of the conference call.

Interested persons who wish to hear the live web cast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 22904771) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until December 4, 2007. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 22904771.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized, for the second consecutive year, as one of America’s “200 Best Small Companies” by Forbes magazine. The Company was also recently named as one of America’s “Top Publicly-Held Manufacturers” by Start-It magazine. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; and filtration and purification technologies including proprietary water treatment chemicals and filter products. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.

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Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

Three Months Ended	Nine Months Ended
October 31,	October 31,
2007	2006	2007	2006
Net sales	$28,059,516	$25,323,927	$77,572,214	$68,881,850
Cost of goods sold	18,936,861	17,005,918	52,494,210	47,973,992
Gross profit	9,122,655	8,318,009	25,078,004	20,907,858

Operating expenses (income)
Selling	2,125,554	2,297,478	6,715,332	6,269,844
General and administrative	2,966,465	2,856,574	8,373,726	7,396,505
Gain on sale of building	–	–	(3,513,940)	–
Income from operations	4,030,636	3,163,957	13,502,886	7,241,509

Interest expense	(69,696)	(109,205)	(240,394)	(256,519)
Other income, net	228,738	254,461	745,131	759,712
Income before taxes	4,189,678	3,309,213	14,007,623	7,744,702

Provision for taxes	1,403,539	1,136,395	4,815,540	2,555,751

Net income	$2,786,139	$2,172,818	$9,192,083	$5,188,951

Basic earnings per share (1)	$.19	$.15	$.61	$.35
Diluted earnings per share (1)	$.18	$.14	$.60	$.34

Average common shares outstanding:
Basic shares (1)	14,983,501	14,938,068	14,989,673	14,939,680
Diluted shares (1)	15,312,924	15,176,329	15,324,527	15,179,735

(1)
On October 17, 2007, the Board of Directors declared a four-for-three stock split which was paid on November 14, 2007 to shareholders of record on November 1, 2007. All references in the financial statements to per share amounts and number of shares outstanding give effect to the split, except for the shares outstanding and shares held in treasury as of January 31, 2007 in the Shareholders’ Equity section of the Consolidated Balance Sheet.

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Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Balance Sheet
(unaudited)

	October 31,	January 31,
	2007	2007
Assets
Current assets
Cash and cash equivalents	$20,770,697	$17,322,194
Marketable securities	22,761	24,090
Accounts receivable, net of allowance for doubtful
accounts of approximately $171,000 and
$133,000, respectively	22,639,155	20,837,589
Inventories	20,797,505	19,296,279
Prepaid expenses, deposits and other current assets	1,549,829	1,748,130
Total current assets	65,779,947	59,228,282

Property, plant and equipment, net	19,322,717	16,832,988
Costs in excess of net assets of business acquired, net	20,798,913	20,798,913
Other assets	288,228	306,403
Total assets	$106,189,805	$97,166,586

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$2,013,282	$1,955,202
Accounts payable	5,884,016	6,450,813
Accrued salaries, wages and expenses	5,968,128	4,135,342
Dividend payable	826,771	757,029
Customers’ advances	591,896	981,680
Deferred income taxes	242,457	245,231
Total current liabilities	15,526,550	14,525,297

Long-term debt	4,273,807	5,417,990
Other non-current liabilities	3,293,511	3,276,551
Deferred income taxes	2,301,030	1,369,591
Total liabilities	25,394,898	24,589,429

Shareholders’ equity
Common shares, $.10 par value; 18,000,000 shares
authorized, 15,928,810 and 12,846,608 shares issued,
of which 889,780 and 1,631,364 shares were
reacquired and held in treasury at the respective dates	1,194,661	1,284,661
Additional paid-in capital	2,182,846	7,910,708
Retained earnings	81,644,555	74,921,913
Accumulated other comprehensive income (loss)	627,736	(33,471)
Treasury shares, at cost	(4,854,891)	(11,506,654)
Total shareholders’ equity	80,794,907	72,577,157
Total liabilities and shareholders’ equity	$106,189,805	$97,166,586

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Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

Three Months Ended	Nine Months Ended
October 31,	October 31,
	2007	2006	2007	2006
Net sales
Product recovery/pollution control technologies	$15,496,497	$12,991,946	$40,596,227	$35,083,198
Fluid handling technologies	7,204,658	7,416,844	20,616,228	19,440,477
Filtration/purification technologies	5,358,361	4,915,137	16,359,759	14,358,175
	$28,059,516	$25,323,927	$77,572,214	$68,881,850

Income from operations
Product recovery/pollution control technologies	$2,012,537	$1,734,161	$4,606,921	$3,140,233
Fluid handling technologies	1,592,550	1,320,796	4,325,164	3,054,544
Filtration/purification technologies	425,549	109,000	1,056,861	1,046,732
Gain on sale of building	–	–	3,513,940	–
	$4,030,636	$3,163,957	$13,502,886	$7,241,509

October 31,	January 31,
2007	2007
Identifiable Assets
Product recovery/pollution control technologies	$37,407,259	$35,332,252
Fluid handling technologies	22,206,857	21,667,719
Filtration/purification technologies	20,806,083	20,514,339
	80,420,199	77,514,310
Corporate	25,769,606	19,652,276
	$106,189,805	$97,166,586

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

Nine Months Ended October 31,
2007	2006

Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities
Net income	$9,192,083	$5,188,951
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,284,648	1,183,326
Deferred income taxes	904,000	(1,659)
(Gain) on sale of property and equipment, net	(3,540,578)	11,754
Stock-based compensation	382,581	245,402
Allowance for doubtful accounts	37,874	(67,424)
(Increase) decrease in operating assets:
Accounts receivable	(1,505,335)	(1,842,257)
Inventories	(1,231,232)	(2,414,105)
Prepaid expenses, deposits and other current assets	243,937	202
Other assets	(6,776)	25,421
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	902,945	2,064,990
Customers’ advances	(391,030)	(621,249)
Other non-current liabilities	16,960	1,648

Net cash provided by operating activities	6,290,077	3,775,000

Cash flows from investing activities
Proceeds from sale of property and equipment	4,377,115	14,310
Acquisitions of property and equipment	(4,200,072)	(4,192,649)
Securities available for sale	–	(21,820)

Net cash provided by (used in) investing activities	177,043	(4,200,159)

Cash flows from financing activities
Proceeds from new borrowings	–	4,306,406
Reduction of debt	(1,119,526)	(1,103,380)
Exercise of stock options	1,081,835	147,173
Payment of dividends	(2,274,699)	(2,100,393)
Purchase of treasury shares	(630,516)	–

Net cash provided by (used in) financing activities	(2,942,906)	1,249,806
Effect of exchange rate changes on cash	(75,711)	29,722

Net increase in cash and cash equivalents	3,448,503	854,369

Cash and cash equivalents at February 1	17,322,194	17,683,305

Cash and cash equivalents at October 31	$20,770,697	$18,537,674

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Met-Pro Corporation/Page 7

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures with their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this press release is attached as an exhibit.

The following table reconciles income before tax, net income, and basic and diluted earnings per share, excluding the gain on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, as well as income before tax, net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles, for the three and nine month periods ended October 31, 2007 and 2006:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
 (unaudited)

Three Months Ended	Nine Months Ended
October 31,	October 31,
2007	2006	2007	2006

Income before tax as reported	$4,189,678	$3,309,213	$14,007,623	$7,744,702
Less: Gain on sale of building	–	–	(3,513,940)	–
Adjusted income before tax	$4,189,678	$3,309,213	$10,493,683	$7,744,702

Net income as reported	$2,786,139	$2,172,818	$9,192,083	$5,188,951
Less: Gain on sale of building	–	–	(2,213,782)	–
Adjusted net income	$2,786,139	$2,172,818	$6,978,301	$5,188,951

Basic earnings per share as reported (1)	$.19	$.15	$.61	$.35
Adjusted basic earnings per share (1)	$.19	$.15	$.47	$.35

Diluted earnings per share as reported (1)	$.18	$.14	$.60	$.34
Adjusted diluted earnings per share (1)	$.18	$.14	$.46	$.34

Average common shares outstanding:
Basic shares (1)	14,983,501	14,938,068	14,989,673	14,939,680
Diluted shares (1)	15,312,924	15,176,329	15,324,527	15,179,735

(1)
On October 17, 2007, the Board of Directors declared a four-for-three stock split which was paid on November 14, 2007 to shareholders of record on November 1, 2007.  All references in the finanical statements to per share amounts and number of shares outstanding give effect to the split, except for the shares outstanding and shares held in treasury as of January 31, 2007 in the Shareholders' Equity section of the Consolidated Balance Sheet.

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